EXHIBIT 99.1

Palatin Technologies Announces Pricing of Upsized $15.8 Million Public Offering

•	$15.8 million at closing with up to an additional $15.8 million upon the cash exercise of the milestone related warrants

•	Regains compliance with NYSE American exchange listing standard - trading of Palatin’s common shares will resume on November 12, 2025, under the symbol “PTN”

PRINCETON, N.J., November 6, 2025 /PRNewswire/ -- Palatin Technologies, Inc. (OTCQB: PTNT) ("Palatin" or the "Company"), a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin receptor system, today announced the pricing of its underwritten public offering. The offering was led by healthcare-focused, high-quality institutional investors and included participation from the Company’s Chief Executive Officer, Chief Financial Officer/Chief Operating Officer, and certain board members, of 2,430,769 shares of common stock (or pre-funded warrants in lieu thereof) of the Company, together with Series J warrants to purchase up to 2,430,769 shares of common stock (or pre-funded warrants in lieu thereof), (the “Series J Warrants”), and Series K warrants to purchase up to 2,430,769 shares of common stock (or pre-funded warrants in lieu thereof), (the “Series K Warrants”), at a combined public offering price of $6.50 per share of common stock and accompanying Series J and Series K warrants (the “Offering”).

Each Series J Warrant will have an exercise price of $6.50 per share and will be immediately exercisable. The Series J Warrants will expire on the earlier of (i) the eighteen-month anniversary of the original issuance date or (ii) on the 31st calendar day following the date that the Company receives the U.S. Food and Drug Administration (“FDA”) acceptance of the Company’s Investigational New Drug for an in-house obesity treatment compound (long-acting peptide or oral small molecule) (the “FDA Exercise Period”). Each Series K Warrant will have an exercise price of $8.125 per share and will be immediately exercisable. The Series K Warrants will expire on the five-year anniversary of the original issuance date, however, if a holder’s Series J Warrants have not been terminated in accordance with their terms prior to the expiration of the FDA Exercise Period, such holder’s Series K Warrants will terminate automatically upon the earlier of the (i) eighteen-month anniversary of the original issuance date of the Series J Warrant or (ii) the expiration of the FDA Exercise Period and prior to the five-year anniversary of the issuance of the Series K Warrant.

The closing of the Offering is expected to occur on or about November 12, 2025, subject to the satisfaction of customary closing conditions, including the resumption of trading of the Company’s common stock on the NYSE American exchange. The gross proceeds from the Offering, before deducting the underwriting discounts and commissions and offering expenses, are expected to be approximately $15.8 million. In addition, Palatin has granted the underwriters a 45-day option to purchase up to an additional 364,615 common shares at the public offering price, less underwriting discounts, and commissions. The Company may receive additional proceeds of up to $15.8 million upon the cash exercise of the milestone related Series J Warrants, however, there is no guarantee that such warrants will be exercised and accordingly that the Company will receive any proceeds from the exercise thereof.

The Company intends to use the net proceeds from the Offering to support the development of its obesity program and for working capital and general corporate purposes.

The closing of the Offering will result in the Company regaining compliance with NYSE American continued listing standard under Section 1003(a)(iii) of the NYSE American Company Guide (the “Stockholders’ Equity Rule”) and all applicable requirements for continued listing on NYSE American. Effective November 12, 2025, the Company’s common stock is expected to resume trading on the NYSE American exchange under the symbol “PTN” and CUSIP “696077601”.

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A.G.P./Alliance Global Partners (“A.G.P.”) is acting as underwriter for the Offering, whereby A.G.P. is serving as sole book-running manager and Laidlaw & Company (UK) Ltd. as lead manager in connection with the Offering.

A registration statement on Form S-1, as amended (File No. 333-290641), relating to the Offering was filed with the U.S. Securities and Exchange Commission and became automatically effective on November 5, 2025, pursuant to Section 8(a) of the Securities Act of 1933, as amended (the “Securities Act”). The Offering is being made only by means of a prospectus forming part of the effective registration statement relating to the Offering. A preliminary prospectus relating to the Offering has been filed with the SEC. Electronic copies of the final prospectus, when available, may be obtained on the SEC’s website at http://www.sec.gov and may also be obtained, when available, by contacting A.G.P./Alliance Global Partners at 590 Madison Avenue, 28th Floor, New York, NY 10022, by phone at (212) 624-2060 or e-mail at prospectus@allianceg.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Palatin

Palatin is a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin receptor systems, with targeted, receptor-specific product candidates for the treatment of diseases with significant unmet medical need and commercial potential. Palatin's strategy is to develop products and then form marketing collaborations with industry leaders to maximize their commercial potential. For more information, visit the company’s website at www.palatin.com and follow us on X (formally Twitter) @PalatinTech.

Forward Looking Statements

Statements in this press release that are not historical facts, including statements related to the timing and completion of the $15.8 million Offering, the potential exercise of the milestone related Series J Warrants, which may never occur, the additional gross proceeds to the Company of $15.8 million, the satisfaction of customary closing conditions related to the Offering, the intended use of proceeds therefrom, the Company regaining compliance with the Stockholder’s Equity Rule and the resumption of trading of the Company’s common shares on NYSE American under the symbol “PTN” on November 12, 2025 are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Forward-looking statements reflect the Company's current views with respect to future events and are based on assumptions and subject to known and unknown risks and uncertainties, which change over time, and other factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, without limitation, potential consequences as a result of the Company’s reliance on Section 8(a) of the Securities Act due to the shutdown of the federal government, market and other conditions; the anticipated use of proceeds from the Offering; results of clinical trials; regulatory actions by the FDA and other regulatory and the need for regulatory approvals; Palatin's ability to fund development of its technology and establish and successfully complete clinical trials; the length of time and cost required to complete clinical trials and submit applications for regulatory approvals; products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies; commercial acceptance of Palatin's products; and other factors discussed in Palatin's periodic filings with the SEC. All forward-looking statements included in this press release are made only as of the date of this press release. The Company assumes no obligation to update any written or oral forward-looking statement, whether as a result of new information, future events or otherwise unless required by law.

Investor Inquiries:	Media Inquiries:
Stephen T. Wills, CPA, MST	Paul Arndt, MBA, LifeSci Advisors
CFO/COO (609) 495-2200	Managing Director (646) 597-6992
Info@Palatin.com	Paul@LifeSciAdvisors.com

Palatin Technologies® is a registered trademark of Palatin Technologies, Inc.

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